CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915 of A.T. Cross Company on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K/A of A.T. Cross Company Defined Contribution Retirement Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 9, 2004